SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2006

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On March 13 and March 14, 2006, Winthrop Realty Trust (the "Trust") sold a total of 1,385,000 shares of common stock of Sizeler Property Investors, Inc. ("Sizeler") to three unaffiliated third parties in privately negotiated transactions. The shares were sold for $14.35 per share for an aggregate purchase price of $19,874,750. The sale resulted in a gain of approximately $6,000,000 exclusive of dividends on such shares. After giving effect to the sale, the Trust continues to hold 374,600 shares of common stock in Sizeler representing 1.73% of the outstanding common shares of Sizeler.

      In accordance with the terms of the agreement with Sizeler pursuant to which Michael Ashner, the Trust's chairman and chief executive officer, was elected to Sizeler's board, Mr. Ashner resigned as a director of Sizeler effective March 13, 2006.

ITEM 7.01 Regulation FD Disclosure

      On March 14, 2006, the Trust announced the transaction described in Items
2.01 above. A copy of the press release is attached hereto as exhibit 99.1

ITEM 9.01 Financial Statements and Exhibits.

         (c)      Exhibits

         99.1     Press Release dated March 14, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of March, 2006.

                                                         WINTHROP REALTY TRUST


                                                         By: /s/ Peter Braverman
                                                             -------------------
                                                             Peter Braverman
                                                             President